UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023

______________________________

First Trust Dynamic Europe Equity Income Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-23072	37-1788432
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

120 East Liberty Drive, Suite 400 Wheaton, Illinois (Address of principal executive offices)	60187 (zip code)

Registrant’s telephone number, including area code: (630) 765-8000

NA

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	FDEU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

First Trust Dynamic Europe Equity Income Fund ("FDEU") is filing herewith a press release issued on October 23, 2023, as Exhibit 99.1. The press release was issued by First Trust Advisors L.P. (“FTA”) to announce that shareholders of FDEU, a closed-end management investment company, managed by FTA and sub-advised by Janus Henderson Investors, have approved the reorganization of the Fund into First Trust Active Global Quality Income ETF (“AGQI”), an actively managed exchange-traded fund that will be traded on the NYSE Arca and will be managed by FTA and sub-advised by Janus Henderson Investors. Subject to the satisfaction of certain customary closing conditions, the reorganization of FDEU into AGQI is expected to close on or around November 20, 2023. Details regarding the reorganization are contained in the press release included herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated October 23, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2023		FIRST TRUST DYNAMIC EUROPE EQUITY INCOME FUND

	By:	/s/ W. Scott Jardine
	Name	W. Scott Jardine
	Title:	Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated October 23, 2023.